EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion into this Form 8-K of Magnum Hunter Resources Corporation of

(i)            our report dated February 29, 2012 (except for Note 16 as to which the date is January 11, 2013), relating to our audits of the consolidated financial statements of Magnum Hunter Resources Corporation and subsidiaries (collectively, the “Company”) as of December 31, 2011 and 2010 and for each of the years ended December 31, 2009, 2010 and 2011, and the financial statement schedule for the year ended December 31, 2011, appearing in Exhibit 99.1 hereto.

(ii)           our report dated February 29, 2012 relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, appearing in Exhibit 99.1 hereto.

(iii)          our report dated January 11, 2013, relating to our audits of the financial statements of PRC Williston, LLC, as of December 31, 2011 and 2010 and for each of the years ended December 31, 2009, 2010 and 2011, appearing in Exhibit 99.2 hereto.

/s/ Hein & Associates LLP

Dallas, Texas

January 11, 2013